                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Chinawe.com Inc. (the
"Company") on Form 10-QSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Vivian Chu, Chief Financial Officer of the Company, certify pursuant to 18
U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of
2002, that:

         (1)          The Report fully complies with the requirements of section
                      13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)          The information contained in the Report fairly represents, in all material respects, the financial condition and
                      result of operations of the Company.

Date:  November 14, 2006

/s/ Vivian Chu
--------------
Vivian Chu
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Chinawe.com Inc. and will be retained by Chinawe.com Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.